SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, California	92056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 806-8922

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On June 3, 2004, SeraCare Life Sciences, Inc. (the “Company”) announced that it had signed an Asset Purchase Agreement, dated as of June 3, 2004, with Genomics Collaborative, Inc., a Delaware corporation (“Seller”) (the “Agreement”), pursuant to which the Company acquired substantially all of the assets of Seller for a combination of stock, cash and the assumption of certain liabilities (the “Acquisition”).

The purchase price paid by the Company in the Acquisition was $13,435,575, which was determined as a result of arms’ length negotiations and consisted of 1,065,683 shares of the Company’s common stock having an aggregate value of $12,255,355 (determined pursuant to a formula set forth in the Agreement) as well as a cash payment of $1,180,220 (offset by cash acquired in the Acquisition of $346,978). In addition, as partial consideration for the Acquisition, the Company agreed to pay to Seller certain earn-out payments over a two year period pursuant to a formula set forth in the Agreement.

The cash portion of the purchase price was paid by the Company at the closing. To fund the cash portion of the purchase price, the Company borrowed $833,242 (the amount of the net cash payment) under its existing line of credit with Brown Brothers Harriman & Co.

Seller is based in Cambridge, Massachusetts. Seller provides clinical samples for commercial sale and applies human genetics to target validation for drug discovery as a commercial service.

For information regarding the terms and conditions of the Acquisition, reference is made to the Agreement attached as Exhibit 2.1 hereto and incorporated by reference herein, and the press release issued by the Company on June 3, 2004, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 7(a) of this Current Report on Form 8-K are not included herein. Therefore, in accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than August 17, 2004.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 7(b) of this Current Report on Form 8-K is not included herein. Therefore, in accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but in no event later than August 17, 2004.

(c)	The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

Date: June 3, 2004	By:	/s/ Tim Hart
Tim Hart,
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated June 3, 2004, by and between SeraCare Life Sciences, Inc., a California corporation, and Genomics Collaborative, Inc., a Delaware corporation, excluding the exhibits and schedules thereto.

99.1	Text of press release of SeraCare Life Sciences, Inc., issued June 3, 2004.

*	The exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.